EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International, Inc. (the company) of our report dated February 27, 2008 (except for the items restated for the company’s sale of 100% of the outstanding stock of Atlanta AG, as described in Note 3, and the modification of the company’s reportable business segments as described in Note 18, as to which the date is February 26, 2009) with respect to the consolidated statements of income, shareholders’ equity and cash flow of the company for the year ended December 31, 2007, included in the 2009 Annual Report to Shareholders of Chiquita Brands International, Inc.

Our audit also included the financial statement schedules of Chiquita Brands International, Inc. as of December 31, 2007 and for the year then ended, listed in Item 15(a). These schedules are the responsibility of the company’s management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated February 27, 2008 (except for the items restated for the company’s sale of 100% of the outstanding stock of Atlanta AG, as described in Note 3, and the modification of the company’s reportable business segments, as described in Note 18, as to which the date is February 26, 2009) with respect to the consolidated statements of income, shareholders’ equity and cash flow of the company for the year ended December 31, 2007, included in the 2009 Annual Report to Shareholders of Chiquita Brands International, Inc., and our report included in the preceding paragraph with respect to the financial statement schedules of the company included in this Annual Report on Form 10-K of Chiquita Brands International, Inc.

Form	Registration No.	Description
S-8	333-135522	Stock and Incentive Plan
S-8	333-115675	Chiquita Savings and Investment Plan
S-8	333-115673	Aguirre Individual Plan
S-8	333-115671	Employee Stock Purchase Plan
S-8	333-88514	2002 Stock Option and Incentive Plan

/s/ Ernst & Young LLP
Cincinnati, Ohio
February 26, 2010